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                                                                   EXHIBIT 10.22

                           EMPLOYMENT BONUS AGREEMENT
                           --------------------------



     THIS AGREEMENT, dated the ______ day of __________________, 1996 is between Enserch Exploration, Inc., a Texas corporation ("EEX") and _______________ (the "Executive").

     WHEREAS, ENSERCH Corporation ("ENSERCH") has entered into a merger agreement with Texas Utilities Company and intends to distribute or spin-off its ownership interest in EEX or EEX's successor (the "EEX Shares") to the ENSERCH shareholders;

     WHEREAS, it is important to EEX that the Executive provide good faith assistance and cooperation with EEX in effecting the spin-off; and

     WHEREAS, the Executive is a key employee of EEX and it is important to EEX that the Executive be motivated to remain in the employ of EEX during the term of this agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and other good and valuable consideration, EEX and the Executive agree as follows:

1.   Bonus Payment
     -------------

     (a) EEX will pay to the Executive an employment bonus equal to $___________ (the "Retention Bonus Payment") if the Executive continues his employment with EEX (uninterrupted other than by normal vacation, holidays, weekends, sick leave or other standard provisions for employee leave) after the date of the distribution of the EEX Shares (the "Distribution Date") until a date eighteen months after the Distribution Date (the "Bonus Date").

     (b) The Retention Bonus Payment shall not be payable in the event (i) the Executive voluntarily terminates his employment with EEX prior to the Bonus Date, or (ii) the Executive's employment is terminated by EEX for Cause.
"Cause" for termination of the employment of the Executive shall mean (1) an act or acts of dishonesty or material violation of an EEX policy by, or at the direction of, the Executive; (2) willful failure or refusal of the Executive to perform services as properly required by EEX; (3) any action or failure to act on the part of the Executive which is intended to result in injury to the assets, business or prospects of EEX; or (4) the conviction of the Executive of a felony (other than in connection with the possession of a firearm). A termination of employment by the Executive as a result of EEX having made an adverse change in the Executive's compensation or a material adverse change in the Executive's work location shall not be deemed a voluntary termination of employment.

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     (c)  The Retention Bonus Payment shall be payable to the Executive if the
Executive's employment is terminated by EEX for any reason other than for Cause either before or after the Distribution Date.

     (d) The Retention Bonus Payment, if earned in accordance with the terms of this agreement, shall be paid within ten days following the Bonus Date. The Executive shall be entitled to payment of such Retention Bonus Payment if the Executive's employment is terminated for any reason after the Bonus Date and prior to payment.

     (e) The Retention Bonus Payment under this agreement is not includable as defined compensation for purposes of pension and welfare benefit determinations.

     (f) Retention Bonus Payment under this agreement is in addition to any other compensation, bonus, change of control or other plans or benefits in which the Executive participates or will participate with EEX.

2.   Death or Disability of Executive
     --------------------------------

     (a) In the event the Executive dies or the Executive's employment with EEX is terminated as a result of his total disability (which shall mean the Executive's incapacity to perform all of his normal duties of employment with EEX on a full-time basis for more than six months due to physical or mental illness), then the Executive shall be entitled to a pro rata part of the Retention Bonus Payment proportional to the Executive's service after the Distribution Date through the date of death or disability to the Bonus Date; provided, however, the Retention Bonus Payment shall not be prorated in the event of the Executive's death while the Executive is performing his duties as an employee of EEX. In making this calculation in the case of the Executive's disability, the Executive's service shall be deemed to have ceased upon the first date that the Executive ceased to perform his employment duties by reason of the disability.

     (b) In the event of the Executive's death, any earned but unpaid Retention Bonus Payment shall be paid to his estate.

3.   The Executive's Agreements
     --------------------------

     (a) The Executive agrees that he will, in such manner as EEX shall reasonably request, use his best efforts to assist EEX in completing the distribution.

     (b) The Executive understands that throughout his employment with EEX, the Executive will be bound by all employment rules, policies and procedures applicable to employees of EEX and is to devote full energies and attention to duties currently and additionally assigned.


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     (c) Without the prior written consent of EEX, the Executive agrees that he will not take any action that would result in the Executive deriving any personal benefit (whether direct or indirect and whether pecuniary or otherwise) as a result of the distribution except as set forth in this agreement or related written agreements between the Executive and EEX other than with respect to publicly traded shares or options owned or acquired by the Executive.

     (d) The Executive agrees that he will not communicate with any third party or other person or entity with respect to a possible sale or other acquisition of EEX or any of its divisions or subsidiaries except as specifically directed by EEX (other than as may be required to appropriately decline such discussions). The Executive will inform EEX's Board of Directors of the content of all oral or written communications to or from the Executive and any person or entity concerning a prospective sale or other acquisition of EEX.

4.   No Assignment
     -------------

     This agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of EEX. This agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

5.   Miscellaneous
     -------------

     (a) This agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas. The captions of this agreement are not part of the provisions hereof and shall have no force or effect. This agreement may not be amended or modified other than by a written agreement executed by the parties hereto, nor may any provision hereof be waived except by a writing signed by the party waiving such provision.

     (b) All notices and other communications hereunder shall be in writing and shall be given when hand delivered to the other party or when mailed to the other party's address by registered or certified mail, return receipt requested, postage prepaid.

     (c) The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement.

     (d) EEX may withhold from any amounts payable under this agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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     (e)  This agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, EEX and the Executive have hereunder executed this agreement of the date above first written.

                                     Enserch Exploration, Inc.



                                     By: _________________________________



                                     ____________________________________
                                                 Executive